FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS THIRD QUARTER 2018 FINANCIAL RESULTS

•	Third quarter net sales decreased 0.5 percent year-over-year to $88.8 million

•	Net Income of $1.5 million attributable to common shareholders, $0.08 per diluted common share during the third quarter

•	Third quarter Adjusted EBITDA of $6.1 million

LEHI, Utah, November 7, 2018 – Nature’s Sunshine Products, Inc. (NASDAQ: NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the third quarter ended September 30, 2018.

Management Commentary
“We continued to enjoy positive sales trends in China, Synergy Asia and Russia, Central and Eastern Europe. However, this growth was offset by declines in NSP America and Synergy Europe and Americas during the third quarter, which contributed to the modest decline in consolidated net sales,” stated Terrence Moorehead, Chief Executive Officer. “We remain pleased with the market development in China and sales momentum in Korea continues to drive Synergy Asia. In NSP Americas, where our model is more mature and grounded in retailing, sales moderation largely reflects ongoing distributor attrition and the less vibrant nutritional supplement retailing environment in the United States. Looking forward, my initial priorities are to evaluate our opportunities to further build the business while driving profitable growth and shareholder value.”

Third Quarter 2018 Financial Highlights

	Net Sales by Operating Segment
	Three Months Ended September 30, 2018	Three Months Ended September 30, 2017	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$32,908	$34,896	(5.7)%	$(119)	(5.4)%
NSP Latin America	5,604	6,405	(12.5)%	(122)	(10.6)%
	38,512	41,301	(6.8)%	(241)	(6.2)%

NSP Russia, Central and Eastern Europe	8,841	7,681	15.1%	(21)	15.4%

Synergy WorldWide:
Synergy Asia Pacific	27,086	25,829	4.9%	192	4.1%
Synergy Europe	4,742	5,924	(20.0)%	(87)	(18.5)%
Synergy North America	2,669	2,717	(1.8)%	—	(1.8)%
	34,497	34,470	0.1%	105	(0.2)%

NSP China	6,978	5,849	19.3%	24	18.9%

	$88,828	$89,301	(0.5)%	$(133)	(0.4)%

Net sales of $88.8 million decreased 0.5 percent compared to $89.3 million in the third quarter of 2017. On a local currency basis, net sales decreased 0.4 percent compared to 2017. The decline was primarily related to $2.8 million decline in net sales in NSP Americas and a $1.2 million decline in Synergy Europe, partially offset by growth in Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and NSP China. Net sales were also negatively impacted by $0.1 million of unfavorable foreign currency exchange rate fluctuations.

Gross margin, as a percentage of net sales, increased to 73.9 percent from 73.7 percent in the third quarter of 2017. The increase in gross margin as compared to the prior year was primarily driven by changes in market mix.

Volume incentives, as a percentage of net sales, decreased to 34.3 percent from 34.4 percent in the third quarter of 2017. The decrease in volume incentives as a percent of net sales is primarily due to changes in market mix, reflecting growth in markets where volume incentives as a percentage of net sales are lower than the consolidated average, partially offset by growth in NSP China where sales commissions to independent service providers are included in selling, general and administrative expenses (“SG&A”).

SG&A expenses decreased by approximately $1.3 million to $31.6 million for the third quarter of 2018. The decrease in SG&A expenses is primarily due to the gain from the sale of land during the quarter, which were partially offset by an increase in independent service fees in China and other employee related benefits. As a percentage of net sales, SG&A expenses were 35.6 percent, compared to 36.9 percent for the same period in 2017.

Operating income in the third quarter of 2018 was $3.5 million, or 4.0 percent as a percentage of net sales, as compared to $2.2 million, or 2.4 percent as a percentage of net sales in the third quarter of 2017.

Other income (loss), net, in the third quarter of 2018 was a loss of $0.4 million compared to income of $0.2 million in the third quarter of 2017. The effective income tax rate was 57.6 percent in the third quarter of 2018 compared to 0% percent in the third quarter of 2017.

Net income attributable to common shareholders was $1.5 million, or $0.08 per diluted common share, compared to $2.4 million, or $0.13 per diluted common share, in 2017. The net loss attributable to NSP China was $0.8 million, or $0.04 per diluted common share for the quarter, compared to $0.5 million, or $0.03 per diluted common share for the third quarter of 2017.

Adjusted EBITDA was $6.1 million, compared to $4.7 million in 2017. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income/loss from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense. A reconciliation of Net Loss to Adjusted EBITDA is provided in the attached financial tables.

Nine Months Ended September 30, 2018 Financial Highlights

	Net Sales by Operating Segment
	Nine Months Ended September 30, 2018	Nine Months Ended September 30, 2017	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency
NSP Americas:
NSP North America	$101,431	$106,132	(4.4)%	$121	(4.5)%
NSP Latin America	17,338	19,235	(9.9)%	(83)	(9.4)%
	118,769	125,367	(5.3)%	38	(5.3)%

NSP Russia, Central and Eastern Europe	27,799	23,286	19.4%	300	18.1%

Synergy WorldWide:
Synergy Asia Pacific	79,760	65,881	21.1%	2,854	16.7%
Synergy Europe	15,505	17,946	(13.6)%	1,064	(19.5)%
Synergy North America	7,769	8,319	(6.6)%	—	(6.6)%
	103,034	92,146	11.8%	3,918	7.6%

NSP China	17,834	12,944	37.8%	688	32.5%

	$267,436	$253,743	5.4%	$4,944	3.4%

Net sales increased 5.4 percent to $267.4 million compared to $253.7 million in the nine months ended September 30, 2017. On a local currency basis, net sales increased 3.4 percent compared to 2017. Growth was primarily related to continued growth in Synergy Asia Pacific, NSP Russia, Central and Eastern Europe and NSP China, offset by a $6.6 million decline in nets sales in NSP Americas and a $2.4 million decline in Synergy Europe. Net sales were also positively impacted by $4.9 million of favorable foreign currency exchange rate fluctuations.

Gross margin, as a percentage of net sales, was 73.8 percent for the nine months ended September 30, 2018 and 2017, respectively.

Volume incentives, as a percentage of net sales, increased to 34.9 percent from 34.7 percent in the nine months ended September 30, 2017. The increase in volume incentives as a percent of net sales is primarily due to changes in market mix, reflecting growth in markets where volume incentives as a percentage of net sales are higher than the consolidated average, partially offset by growth in NSP China where sales commissions to independent service providers are included in SG&A expenses.

SG&A expenses increased by approximately $2.2 million to $97.3 million for the nine months ended September 30, 2018. The increase in SG&A expenses is primarily due to transition costs related to the announced retirement of the Company’s Chief Executive Officer, the timing of accrued employee benefits, the increase in independent service fees from the Company’s growth in China and increased depreciation related to the Company’s Oracle ERP system implemented in April 2017, which were partially offset by gains on the sales of a Company building and land. As a percentage of net sales, SG&A expenses were 36.4 percent, compared to 37.5 percent for the same period in 2017.

Operating income for the nine months ended September 30, 2018 was $6.6 million or 2.5 percent as a percentage of net sales, as compared to operating income of $4.2 million or 1.7 percent as a percentage of net sales, in the same period in 2017.

Other income (loss), net, in the nine months ended September 30, 2018 was a loss of $1.4 million compared to income of $1.9 million in the nine months ended September 30, 2017. The effective income tax rate was 68.8 percent in the nine months ended September 30, 2018 compared to 38.2 percent for the same period in 2017.

Net income attributable to common shareholders was $2.1 million, or $0.11 per diluted common share, compared to $4.4 million, or $0.23 per diluted common share, in 2017. The net loss attributable to NSP China was $2.3 million, or $0.12 per diluted common share for the nine months ended September 30, 2018, compared to $3.1 million, or $0.16 per diluted common share for the same period in 2017.

Adjusted EBITDA was $15.4 million, compared to $12.2 million in 2017. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income/loss adjusted to exclude share-based compensation expense. A reconciliation of Net Income to Adjusted EBITDA is provided in the attached financial tables.

Balance Sheet and Cash Flow
Net cash provided by operating activities was $14.2 million for the nine months ended September 30, 2018, compared to $8.0 million for the prior year period. Capital expenditures during the nine months ended September 30, 2018 totaled $4.0 million compared to $3.9 million in the same period 2017. The Company ended the second quarter of 2018 with cash and cash equivalents of $47.9 million.

Active Distributors and Customers by Segment (1)

	2018		2017
	Distributors & Customers	Managers	Distributors & Customers	Managers
NSP Americas	99,600	5,600	107,300	5,900
NSP Russia, Central and Eastern Europe	67,100	3,100	61,000	2,900
Synergy WorldWide	47,300	3,500	45,100	4,600
Total	214,000	12,200	213,400	13,400

(1)
Active Distributors and customers include Nature’s Sunshine Products’ independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated. Total Manager, Distributors and Customers, which includes those who have made a purchase in the last twelve months, was approximately 492,000 as of September 30, 2018.

In China, the Company does not sell its products through Managers and Distributors, but rather through independent service providers who are compensated for marketing, sales support, and other services.

Conference Call
Nature’s Sunshine Products will host a conference call to discuss its second quarter 2018 results on Wednesday, November 7, 2018 at 5:30 PM Eastern Time. The toll-free dial-in number for callers in the U.S. and Canada is 1-888-394-8218, conference ID: 7831806. International callers can dial 1-323-701-0225, conference ID: 7831806. A replay will be available from November 7, 2018 at 8:30 PM Eastern Time through November 21, 2018 at 11:59 PM Eastern Time by dialing 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (International), replay PIN: 7831806. The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products
Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of approximately 492,000 independent Managers, Distributors and Customers in more than 40 countries. Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and NSP China). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation. Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements regarding the Company’s future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to the Company’s objectives, plans, strategies and financial results. All statements (other than statements of historical fact) that address activities, events or developments that the Company intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, including the following.

•
changes in laws and regulations, or their interpretation, applicable to direct selling or the nutritional supplement industry may prohibit or restrict the Company's ability to sell its products in some markets or require the Company to make changes to its business model in some markets;

•	extensive government regulations to which the Company's products, business practices and manufacturing activities are subject;

•	legal challenges to the Company's direct selling program or to the classification of its independent distributors;

•	the effect of complex legal and regulatory requirements, particularly in China and South Korea;

•	impact of anti-bribery laws, including the U.S. Foreign Corrupt Practices Act;

•	the Company’s ability to attract and retain independent distributors;

•	the loss of one or more key independent distributors who have a significant sales network;

•	the full implementation of the Company’s joint venture for operations in China with Fosun Industrial Co., Ltd.;

•	registration of products for sale in foreign markets, or difficulty or increased cost of importing products into foreign markets;

•	cyber security threats and exposure to data loss;

•	reliance on information technology infrastructure;

•	the effect of fluctuating foreign exchange rates;

•	liabilities and obligations arising from improper activity by the Company’s independent distributors;

•	failure of the Company’s independent distributors to comply with advertising laws;

•	changes to the Company’s independent distributor compensation plans;

•	geopolitical issues and conflicts;

•	negative consequences resulting from difficult economic conditions, including the availability of liquidity or the willingness of the Company’s customers to purchase products;

•	risks associated with the manufacturing of the Company's products;

•	uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•	changes in tax laws, treaties or regulations, or their interpretation, including the impact of the Tax Cuts and Jobs Act;

•	the availability and integrity of raw materials;

•	the competitive nature of the Company’s business and the nutritional supplement industry;

•	negative publicity related to its products, ingredients, or direct selling organization and the nutritional supplement industry;

•	product liability claims;

•	the sufficiency of trademarks and other intellectual property rights;

•	reliance on third-parties to distribute its products and provide support services to independent distributors; and

•	actions on trade relations by the U.S. and foreign governments.

These and other risks and uncertainties that could cause actual results to differ from predicted results are more fully detailed under the caption “Risk Factors” in our reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K and Quarterly Reports filed on Forms 10-Q.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, the Company expressly disclaims any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA and net sales excluding the impact of foreign currency exchange fluctuations. Management utilizes the non-GAAP measure Adjusted EBITDA in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to fund its business. This non-GAAP financial measure should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance. Moreover, Adjusted EBITDA, as presented by the Company, may not be comparable to similarly titled measures reported by other companies.

In addition, the Company believes presenting the impact of foreign currency fluctuations is useful to investors because it allows a more meaningful comparison of net sales of its foreign operations from period to period. Net sales excluding the impact of foreign currency fluctuations should not be considered in isolation or as an alternative to net sales in U.S. dollar measures that reflect current period exchange rates, or to other financial measures calculated and presented in accordance with U.S. GAAP.

Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of Net Income to Adjusted EBITDA, the most comparable GAAP measure, in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Three Months Ended September 30,
	2018	2017
Net sales	$88,828	$89,301
Cost of sales	(23,161)	(23,505)
Gross profit	65,667	65,796

Operating expenses:
Volume incentives	30,511	30,716
Selling, general and administrative	31,643	32,926
Operating income	3,513	2,154
Other income (loss), net	(353)	193
Income before provision (benefit) for income taxes	3,160	2,347
Provision (benefit) for income taxes	1,821	(1)
Net income	1,339	2,348
Net loss attributable to noncontrolling interests	(158)	(95)
Net income attributable to common shareholders	$1,497	$2,443

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.08	$0.13

Diluted earnings per share attributable to common shareholders	$0.08	$0.13

Weighted average basic common shares outstanding	19,164	18,897
Weighted average diluted common shares outstanding	19,382	19,286

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Amounts in thousands, except per share information)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
Net sales	$267,436	$253,743
Cost of sales	(70,152)	(66,430)
Gross profit	197,284	187,313

Operating expenses:
Volume incentives	93,365	87,987
Selling, general and administrative	97,339	95,098
Operating income	6,580	4,228
Other income (loss), net	(1,420)	1,909
Income before provision for income taxes	5,160	6,137
Provision for income taxes	3,550	2,346
Net income	1,610	3,791
Net loss attributable to noncontrolling interests	(452)	(625)
Net income attributable to common shareholders	$2,062	$4,416

Basic and diluted net income per common share:

Basic earnings per share attributable to common shareholders	$0.11	$0.23

Diluted earnings per share attributable to common shareholders	$0.11	$0.23

Weighted average basic common shares outstanding	19,094	18,873
Weighted average diluted common shares outstanding	19,406	19,265

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	September 30, 2018	December 31, 2017
Assets
Current assets:
Cash and cash equivalents	$47,859	$42,910
Accounts receivable, net of allowance for doubtful accounts of $523 and $395, respectively	8,106	8,888
Assets held for sale	—	998
Inventories	43,041	44,047
Prepaid expenses and other	5,978	5,666
Total current assets	104,984	102,509

Property, plant and equipment, net	65,531	69,106
Investment securities - trading	1,602	1,980
Intangible assets, net	740	709
Deferred income tax assets	7,584	8,283
Other assets	11,086	12,608
	$191,527	$195,195

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$4,240	$4,215
Accrued volume incentives and service fees	18,628	18,774
Accrued liabilities	32,801	24,980
Deferred revenue	2,014	3,348
Income taxes payable	1,754	1,834
Related party note payable	1,523	506
Total current liabilities	60,960	53,657

Long-term debt and revolving credit facility	1,836	13,181
Liability related to unrecognized tax benefits	2,192	4,633
Deferred compensation payable	1,602	1,980
Long-term deferred income tax liabilities	763	770
Other liabilities	688	1,242
Total liabilities	68,041	75,463

Shareholders’ equity:
Common stock, no par value; 50,000 shares authorized, 19,204 and 18,919 shares issued and outstanding, respectively	133,069	131,525
Retained earnings (accumulated deficit)	844	(2,072)
Noncontrolling interest (deficit)	(41)	411
Accumulated other comprehensive loss	(10,386)	(10,132)
Total shareholders’ equity	123,486	119,732
	$191,527	$195,195

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$1,610	$3,791
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for (recovery of) doubtful accounts	155	(22)
Depreciation and amortization	7,313	6,036
Share-based compensation expense	1,458	1,904
Gain on sale of property and equipment	(4,000)	—
Deferred income taxes	650	245
Purchase of trading investment securities	(128)	(450)
Proceeds from sale of trading investment securities	610	102
Realized and unrealized gains on investments	(80)	(145)
Foreign exchange (gains) losses	1,250	(2,089)
Changes in assets and liabilities:
Accounts receivable	467	(3,115)
Inventories	462	(616)
Prepaid expenses and other current assets	(420)	(573)
Other assets	897	799
Accounts payable	88	(422)
Accrued volume incentives and service fees	169	4,240
Accrued liabilities	7,949	(621)
Deferred revenue	(1,334)	1,118
Income taxes payable	(32)	(847)
Liability related to unrecognized tax positions	(2,501)	(1,815)
Deferred compensation payable	(378)	516
Net cash provided by operating activities	14,205	8,036
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(3,959)	(3,889)
Proceeds from sale of property, plant and equipment	5,072	522
Proceeds from sale/maturities of investments available for sale	—	1,776
Net cash provided by (used in) investing activities	1,113	(1,591)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	—	(1,848)
Principal payments on new revolving credit facility	(56,853)	—
Borrowings on new revolving credit facility	45,508	19,184
Net borrowings on previous revolving credit facility	—	(9,996)
Proceeds from related party borrowings	1,000	500
Net proceeds from exercise of stock options	664	104
Payment of withholding taxes related to the vesting of restricted stock units	(578)	(512)
Net cash provided by (used in) financing activities	(10,259)	7,423
Effect of exchange rates on cash and cash equivalents	(110)	1,540
Net increase in cash and cash equivalents	4,949	15,408
Cash and cash equivalents at beginning of the period	42,910	32,284
Cash and cash equivalents at end of the period	$47,859	$47,692

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months Ended September 30,
	2018	2017

Net income	$1,339	$2,348
Adjustments:
Depreciation and amortization	2,301	2,451
Share-based compensation expense	334	142
Other (income) loss, net*	353	(193)
Provision (benefit) for income taxes	1,821	(1)
Adjusted EBITDA	$6,148	$4,747

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES
RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA
(Amounts in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2018	2017

Net income	$1,610	$3,791
Adjustments:
Depreciation and amortization	7,313	6,036
Share-based compensation expense	1,458	1,904
Other (income) loss, net*	1,420	(1,909)
Provision for income taxes	3,550	2,346
Adjusted EBITDA	$15,351	$12,168

* Other (income) loss, net is primarily comprised of foreign exchange gains and losses, interest income, and interest expense.

Contact:

Scott Van Winkle
Managing Director, ICR
(617) 956-6736
scott.vanwinkle@icrinc.com